Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A of Game Plan Holdings, Inc., of our report dated August 5, 2009 on our audit of the financial statements of Game Plan Holdings, Inc. as of December 31, 2008, 2007, and 2006 (restated), and the related statements of operations, stockholders’ equity and cash flows from inception on March 25, 1999 through December 31, 2008.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 5, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501